Exhibit 99.1

DIH Appoints Haapsalu Neurological Rehabilitation Center as a DIH Center of Excellence

Norwell, MA and Haapsalu, Estonia – August 30, 2024 DIH Holding US, Inc. ("DIH")(NASDAQ:DHAI), a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions, today announced that Haapsalu Neurological Rehabilitation Center (HNRC), located in Haapsalu, Estonia, has been appointed as the latest DIH Center of Excellence. Recognized for its pioneering work in neurological rehabilitation, Haapsalu Neurological Rehabilitation Center is now the first such center in the Baltics Region.

The DIH Center of Excellence program recognizes strategic partners that showcase best practices in rehabilitation robotics while demonstrating how DIH therapy solutions contribute to successful patient outcomes. These Centers also contribute to the development of advanced rehabilitation technologies.

Founded in 1958, HNRC has a longstanding reputation for providing inpatient and outpatient rehabilitation services for children and adults with neurological disorders. Over the decades, the hospital has evolved into a modern rehabilitation facility, offering a full spectrum of care that spans from acute early rehabilitation to long-term social rehabilitation, tailored to meet the unique needs of each patient. With a deep commitment to improving patient outcomes, HNRC not only focuses on hands-on treatment but also actively contributes to research and development in the field of neurological rehabilitation.

Haapsalu Neurological Rehabilitation Center utilizes DIH's advanced robotic rehabilitation technologies, including Hocoma's Lokomat®Pro, designed to provide intensive gait therapy for adult and pediatric patients with moderate to severe impairments in walking and functional mobility. The hospital also employs multiple Erigo® devices for early patient mobilization and safe verticalization, along with the Armeo®Spring for upper extremity rehabilitation. By combining these innovative technologies with the expertise of its clinical team, HNRC offers a comprehensive, individualized approach to rehabilitation, ensuring high-quality care tailored to each patient's needs.

“We are pleased to welcome Haapsalu Neurological Rehabilitation Center as the first DIH Center of Excellence in the Baltics Region," said Slavko Škafar, Senior Vice President of Sales DIH - EMEA. "Their commitment to integrating our cutting-edge solutions into patient care not only enhances the quality of rehabilitation services but also sets a new standard for neurorehabilitation. We are excited to deepen our collaboration and continue driving innovation in the field".

Kadri Englas, Chairman of the Board, Haapsalu Neurological Rehabilitation Center, added,“It is an honor to be recognized for what we do. We have implemented innovative technologies since 2012, and are convinced they add value to neurorehabilitation from the perspective of both patients and specialists. We will be happy to share our experience to colleagues and contribute our thoughts in developing the technologies further.“

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

About Haapsalu Neurological Rehabilitation Center (HNRC)

HNRC is the only dedicated rehabilitation hospital in Estonia, belonging to the Estonian National Hospital Network. HNRC’s mission is to help people become more active and pleased with life. HNRC provides tailored support to their patients using more than 65 years of experience, contemporary knowledge, and well-kept skills. HNRC is a learning organization – dedication to constant development has brought them to among noticeable neurorehabilitation centers and guides them further in their vision of becoming one of the best in their sector. HNRC believes that neurorehabilitation will never function without people – their wisdom, strength, and empathy – but innovative technical solutions are of definite help to empower their goals and to spare them from physical hardship.

Caution Regarding Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the ability of DIH to achieve its projected revenue, the failure of DIH realize the anticipated benefits of the recently-completed business combination and access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact
Greg Chodaczek

Investor.relations@dih.com